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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33938, No. 333-43196, No. 333-44128, and No.
333-58916) and on Form S-8 (No. 33-76324, No. 333-09135, No. 333-57141, No.
333-40940 and No. 333-65084) of NMS Communications Corporation (formerly, Natural MicroSystems Corporation) of our report dated January 16, 2002, except for Note 17 as to which the date is February 13, 2002, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2002